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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 13, 1999

                                  CD RADIO INC.
               (Exact Name of Registrant as Specified in Charter)

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
         DELAWARE                         0-24710                  52-1700207
(State or other Jurisdiction      (Commission File Number)      (I.R.S. Employer
    of Incorporation)                                          Identification No.)
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1221 AVENUE OF THE AMERICAS, 36TH FL., NEW YORK, NY                   10020
    (Address of Principal Executive Offices)                        (Zip Code)

       Registrant's telephone number, including area code: (212) 584-5100

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), CD Radio ("us", "we" and occasionally, the "Company") is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made in this Current Report on Form 8-K. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "projection" and "outlook") are not historical facts and may be forward-looking. Such statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 1998, and investors should not place undue reliance on any such forward-looking statements. Among the significant factors that have a direct bearing on our results of operations are the potential risk of delay in implementing our business plan; increased costs of construction and launch of necessary satellites; our dependence on Space Systems/Loral, Inc.; risk of launch failure; unproven market and unproven applications of existing technology; our dependence on Lucent Technologies, Inc.; unavailability of receivers and antennas; and our need for additional financing.

         Management cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors.

ITEM 5.  OTHER EVENTS.

         On April 13, 1999, representatives of General Motors Corporation ("GM") informed us that GM expected shortly to conclude an agreement with XM Satellite Radio, Inc. ("XM") to manufacture and sell vehicles capable of receiving XM's satellite radio broadcasts. Simultaneously, we and GM ended discussions regarding an agreement to manufacture and sell vehicles capable of receiving our broadcasts.

         We and XM are the only two companies licensed by the Federal Communications Commission (the "FCC") to broadcast a satellite digital audio radio service. XM's satellites are being constructed by Hughes Electronics Corporation ("Hughes"), a subsidiary of GM, pursuant to a contract valued at approximately $550 million. In addition, Hughes has provided vendor financing to XM in connection with this satellite contract. GM, through Hughes, also owns approximately 25% of XM and is represented on the Board of Directors of XM.

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         We believe an agreement between XM and GM would be a positive development for satellite radio in the United States and would be beneficial to us, in both the short and the long term. An agreement between GM and XM would represent an important validation of the satellite digital radio industry.

         We are in discussions with several other automotive manufacturers to include CD Radio reception capability either as standard or optional equipment in new vehicles. Our long-term objective is to promote the adoption of CD Radio receivers as standard equipment in automobiles sold in the United States.
While we cannot assure you that CD Radio will be able to reach agreements with other automotive manufacturers, we believe that GM's numerous business connections with XM could cause other automotive manufacturers to view us more favorably than XM.










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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            CD RADIO INC.

                                            By: /s/ Patrick L. Donnelly
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                                                    Patrick L. Donnelly
                                                    Executive Vice President,
                                                    General Counsel
                                                    and Secretary

Dated:  April 16, 1999


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